    As filed with the Securities and Exchange Commission on December 30, 1999
                                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                           SIMON PROPERTY GROUP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     046268599
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                              NATIONAL CITY CENTER
                      115 W. WASHINGTON ST., SUITE 15 EAST
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 636-1600
                    (Address of Principal Executive Offices)

                                JAMES M. BARKLEY
                              SIMON PROPERTY GROUP
                              NATIONAL CITY CENTER
                            115 W. WASHINGTON STREET
                                  SUITE 15 EAST
                           INDIANAPOLIS, INDIANA 46204
                     (Name and address of agent for service)

                                 (317) 636-1600
          (Telephone number, including area code, of agent for service)

                                 with copies to:
                             Richard L. Posen, Esq.
                             Steven A. Seidman, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

   Approximate date of commencement of proposed sale to the public: At such time, or from time to time after this Registration Statement has become effective as the selling shareholder shall determine.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                 ---------------
                         CALCULATION OF REGISTRATION FEE



=================================================================================================================
                                                                   Proposed          Proposed
                                                                    Maximum          Maximum
Title of Each Class of Securities                                  Offering          Aggregate       Amount of
           to be Registered                      Amount to be      Price per         Offering       Registration
                                                  Registered         Share           Price (1)          Fee
----------------------------------------------- ---------------- --------------- ------------------ -------------

8.00% Series E Cumulative Redeemable            1,000,000        $25.00          $ 25,000,000       $6600
Preferred Stock, $.0001 par value...........
----------------------------------------------- ---------------- --------------- ------------------ -------------


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

                                   PROSPECTUS
                           SIMON PROPERTY GROUP, INC.

                                1,000,000 Shares
              8.00% Series E Cumulative Redeemable Preferred Stock

     The selling stockholder and its future transferees, pledgees, donees or successors may sell up to 1,000,000 shares of 8.00% Series E Cumulative Redeemable Preferred Stock of Simon Property Group, Inc. We will not receive any proceeds from the sale of shares by the selling stockholder.

                                  -----------

     We will not be paying any underwriting commissions or discounts in the offering of these shares.

                                  -----------

     Please see "Where You Can Find More Information" on page 4 for additional information about us on file with the United States Securities and Exchange Commission.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is December 30, 1999

                        ABOUT SIMON PROPERTY GROUP, INC.

     The following is a short summary of the information contained in this prospectus. You should carefully read our Annual Report on Form 10-K for the year ended December 31, 1998 for more information on our business and the risks involved in investing in our stock. In addition to the historical information contained in this prospectus, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties. Our actual results could differ materially from our expectations. Factors that could cause or contribute to such differences are discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in our Annual Report.

     Simon Property Group, Inc. ("SPG"), a Delaware corporation, is a self-administered and self-managed, real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended. Each share of common stock of SPG is paired with a beneficial interest in 1/100th of a share of common stock of SPG Realty Consultants, Inc. ("SRC"), also a Delaware corporation.

     Simon Property Group, L.P. (the "SPG Operating Partnership"), formerly known as Simon DeBartolo Group, L.P., is the primary subsidiary of SPG. Units of ownership interest ("Units") in the SPG Operating Partnership are paired with a Unit in SPG Realty Consultants, L.P. (the "SRC Operating Partnership"). The SRC Operating Partnership is the primary subsidiary of SRC.

     We, primarily through the SPG Operating Partnership, are engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers. As of December 31, 1998, we owned or held an interest in 242 income-producing properties, which consist of 153 regional malls, 77 community shopping centers, three specialty retail centers, six office and mixed-use properties and three value-oriented super-regional malls in 35 states (the "Properties"). We also owned interests in one regional mall, one value-oriented super-regional mall, one specialty center and three community centers currently under construction and twelve parcels of land held for future development (collectively, the "Development Properties", and together with the Properties, the "Portfolio Properties"). At December 31, 1998 and 1997, our direct and indirect ownership interests in the SPG Operating Partnership was 71.6% and 63.9%, respectively. The SPG Operating Partnership also holds substantially all of the economic interest in M.S. Management Associates, Inc. (the "Management Company"). The Management Company manages Properties generally not wholly-owned by the SPG Operating Partnership and certain other properties, and also engages in certain property development activities. The SPG Operating Partnership also holds substantially all of the economic interest in, and the Management Company holds substantially all of the voting stock of, DeBartolo Properties Management, Inc., which provides architectural, design, construction and other services to substantially all of the Portfolio Properties, as well as certain other regional malls and community shopping centers owned by third parties.

         Our principal executive offices are located at 115 West Washington Street, Indianapolis, Indiana 46204. Our telephone number is (317) 636-1600.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS

     The following table sets forth our historical consolidated ratio of earnings to fixed charges and preferred stock dividends for SPG for the periods indicated:


Nine Months Ended
   September 30,                        Year Ended December 31,
------------------       ----------------------------------------------------

1999(1)    1998(1)       1998       1997        1996         1995        1994
1.31x      1.39x         1.43x      1.54x       1.55x        1.66x       1.43x

(1) The shopping center industry is seasonal in nature, particularly in the fourth quarter during the holiday season, when tenant occupancy and retail sales are typically at their highest levels. In addition, shopping malls achieve most of their temporary tenant rents during the holiday season. As a result, earnings are generally highest in the fourth quarter of each year.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. We have filed with the SEC a registration statement on Form S-3 to register our Series E Preferred Stock offered by this prospectus. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We strongly encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement. You may read and copy any document filed by us at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. These SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     This prospectus incorporates certain documents by reference. You can obtain copies of the documents, without charge, by contacting:

           James M. Barkley
           General Counsel
           Simon Property Group, Inc.
           National City Center
           115 West Washington Street
           Suite 15
           East Indianapolis, Indiana  46204
           (317) 636-1600.

Incorporation of Certain Documents by Reference

     The SEC allows us to "incorporate by reference" the information we file with the SEC which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offer described in this prospectus. Our documents we incorporate by reference are our:

     o Current reports on Form 8-K filed with the SEC on November 15, 1999, August 17, 1999 and May 20, 1999;
     o Quarterly report on Form 10-Q for the quarter ended September 30, 1999;
     o Quarterly report on Form 10-Q for the quarter ended June 30, 1999;
     o Quarterly report on Form 10-Q for the quarter ended March 31, 1999;
     o Annual report on Form 10K for the fiscal year ended December 31, 1998;
       and
     o Proxy statement filed with the SEC on April 2, 1999.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.


                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares offered by the selling stockholders.


                              SELLING STOCKHOLDERS

     All of the shares of our Series E Preferred Stock offered by this prospectus are held by the selling stockholder listed in the table below. The shares are being registered to permit public secondary trading of the shares, and the selling stockholder may offer the shares for resale from time to time. The selling stockholder may sell the shares offered through this prospectus from time to time at prevailing prices in the over-the-counter market or in privately-negotiated transactions; however, our registration of the shares of Series E Preferred Stock does not necessarily mean that the selling stockholder will sell all or any of the shares. We have agreed with the selling stockholder to file a registration statement with respect to the resale of our Series Preferred Stock and to use our best efforts to keep this registration statement continuously effective for as long as the selling stockholder owns the Series E Preferred Stock or until we have delivered to the selling stockholder an opinion of our counsel that the Series E Preferred Stock may be sold under Rule 144(k) under the Securities Act. The following table sets forth certain information regarding beneficial ownership of the selling stockholder. This information is based upon information provided to us by the selling stockholder. The selling stockholder has not had any position, office or other material relationship with us (or any of our predecessors or affiliates).

     Because the selling stockholder may sell all or some portion of the Series E Preferred Stock beneficially owned by it, we cannot estimate the number of shares of Series E Preferred Stock that will be beneficially owned by the selling stockholder after this offering. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares of Series E Preferred Stock beneficially owned by it, all or a portion of the shares of Series E Preferred Stock beneficially owned by it in transactions exempt from the registration requirements of the Securities Act of 1933.

     Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to shares, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person or group to acquire them within 60 days are treated as outstanding only for purposes of determining the number of and percent owned by such person or group. Applicable percentages are based on 1,000,000 shares of Series E Preferred Stock outstanding on December 28, 1999, adjusted as required by rules promulgated by the SEC.



                                Shares of                       Shares of
                             Preferred Stock                 Preferred Stock
                         Beneficially Owned Prior          Beneficially Owned
Selling Stockholder          to the Offering                After the Offering
-------------------      ------------------------           ------------------
                                                  Shares
                         Shares         Percent   Offered      Shares   Percent
                         ------         -------   -------      ------   -------

Teachers Insurance And
Annuity Association
Of America (1)           1,000,000      100%      1,000,000    0       0%



-----------

(1) The address of the selling stockholder listed on the table is: TIAA, 730 Third Avenue, New York, New York 10017, Attention: William Goebel, Esq.


                              PLAN OF DISTRIBUTION

     Under a Registration Rights Agreement between us and the selling stockholder, dated October 15, 1999, we agreed to register the shares of Series E Preferred Stock held by the selling stockholder. Our registration of the shares of Series E Preferred Stock does not necessarily mean that the selling stockholder will sell all or any of the shares it holds.

     We will pay substantially all expenses incurred in the offering and sale of the Series E Preferred Stock to the public, other than any commissions, concessions and discounts of underwriters, dealers or agents. These expenses (excluding such commissions and discounts) are estimated to be $50,000. These expenses include the SEC's filing fees and fees under state securities or "blue sky" laws. The Registration Rights Agreement provides for cross-indemnification of the selling stockholder and us for losses, claims, damages, liabilities and expenses arising, under certain circumstances, out of any registration of the Series E Preferred Stock.

     The shares of Series E Preferred Stock may be sold from time to time by the selling stockholder in one or more transactions at fixed prices, at market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may offer its shares of Series E Preferred Stock in one or more of the following transactions:

     o in block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     o in sales to a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus,

     o in ordinary brokerage transactions and transactions in which the broker solicits purchasers,

     o    in private transactions,

     o    through options,

     o    by pledge to secure debts and other obligations, or

     o    a combination of any of the above transactions.

     If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

     The shares of Series E Preferred Stock described in this prospectus may be sold from time to time directly by the selling stockholder. Alternatively, the selling stockholder may from time to time offer shares of Series E Preferred Stock to or through underwriters, broker/dealers or agents. The selling stockholder and any underwriters, broker/dealers or agents that participate in the distribution of the shares of Series E Preferred Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profits on the resale of shares of Series E Preferred Stock and any compensation received by any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144, rather than pursuant to this prospectus. The selling stockholder may transfer, devise or gift such shares by other means not described in this prospectus.

     To comply with the securities laws of certain jurisdictions the Series E Preferred Stock must be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the Series E Preferred Stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with.


                   DESCRIPTION OF SECURITIES TO BE REGISTERED

General

     Our Board of Directors is authorized to establish one or more classes and series of capital stock, including series of preferred stock, from time to time and to establish the number of shares in each class or series and to fix the preferences, conversion and other rights of such series, including but not limited to, the fixing of distribution rights, distribution rates, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including sinking fund provisions) of such class or series, and the liquidation preference, without any further vote or actions by the stockholders (except in limited circumstances by holders of our Series A Preferred Stock), unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed.

     On May 12, 1999, our Board of Directors adopted the relevant resolutions with respect to the designation and issuance of our Series E Preferred Stock. The following summary of the terms and provisions of our Series E Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our Amended and Restated Certificate of Incorporation ("Charter") and the Certificate of Designation designating the 8.00% Series E Cumulative Redeemable Preferred Stock, each of which is available from us.

     The registrar, transfer agent and dividends disbursing agent for our Series E Preferred Stock will be First Chicago Trust Company of New York.

Dividends

     Holders of our Series E Preferred Stock shall be entitled to receive, when and as authorized by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of $2.00 per annum. Dividends on our Series E Preferred Stock offered hereby shall accrue and be cumulative from the date of original issue and shall be payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the succeeding business day (each, a "Dividend Payment Date"). Any dividends payable on our Series E Preferred Stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the share records of the Company at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Dividend Payment Date falls or such other date designated by our Board of

Directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a "Dividend Record Date").

     No dividends on our Series E Preferred Stock shall be authorized by our Board of Directors or be paid or set apart for payment by us at such time as the terms and provisions of any of our agreements, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

     Notwithstanding the foregoing, dividends on our Series E Preferred Stock will accrue and be cumulative whether or not the Company has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized. Accrued but unpaid dividends on our Series E Preferred Stock will not bear interest and holders of our Series E Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

     Any dividend payment made on our Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

     If, for any taxable year, the Company elects to designate as "capital gain distributions" (as defined in Section 857 of the Internal Revenue Code of 1986, as amended), any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to the holders of Series E Preferred Stock shall be the amount that the total dividends paid or made available to the holders of our Series E Preferred Stock for the year bears to the Total Dividends.

Liquidation Rights

     In the event of our liquidation, dissolution or winding up of our affairs, the holders of our Series E Preferred Stock are entitled to be paid out of our assets legally available for dividend to our shareholders liquidating dividends in cash or property at its fair market value as determined by our Board of Directors in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends to the date of such liquidation, dissolution or winding up, after and subject to the payment due to holders of preferred stock that rank senior to our Series E Preferred Stock, but before any dividend of assets is made to holders of Common Stock or any other capital shares that rank junior to our Series E Preferred Stock as to liquidation rights. After payment of the full amount of the liquidating dividends to which they are entitled, the holders of Series E Preferred Stock will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business shall not be deemed to constitute our liquidation, dissolution or winding up.

REDEMPTION

     Our Series E Preferred Stock are not redeemable prior to August 27, 2004. On and after August 27, 2004 we, at our option upon not less than 30 nor more than 60 days' written notice, may redeem our Series E Preferred Stock, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption (except as provided below), without interest, to the extent we will have funds legally available therefor. Holders of Series E Preferred Stock to be redeemed shall surrender such Series E Preferred Stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If notice of redemption of any Series E Preferred Stock has been given and if we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any Series E Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Series E Preferred Stock, such Series E Preferred Stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price. If fewer than all of the outstanding Series E Preferred Stock are to be redeemed, our Series E Preferred Stock to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Series E Preferred Stock).

     We will mail a notice of redemption not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of our Series E Preferred Stock to be redeemed at their respective addresses as they appear on our share transfer records. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series E Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state:

     o    the redemption date;

     o    the redemption price;

     o the number of Series E Preferred Stock to be redeemed from each holder;

     o the place or places where the certificates evidencing our Series E Preferred Stock are to be surrendered for payment of the redemption price; and

     o that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     The holders of Series E Preferred Stock at the close of business on a Dividend Record Date will be entitled to receive the dividend payable with respect to such Series E Preferred Stock on the corresponding Dividend Payment Date notwithstanding the redemption thereof between such Dividend Record Date and the corresponding Dividend Payment Date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series E Preferred Stock to be redeemed.

     Our Series E Preferred Stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided for below.

Voting Rights

     In any matter in which our Series E Preferred Stock are entitled to vote (as expressly provided herein, as may be required by law), including any action by written consent, each share of Series E Preferred Stock shall be entitled to one vote.

     The approval of two-thirds of the outstanding Series E Preferred Stock voting as a single class is required in order to do the following:

o amend, alter or repeal any of the provisions of our Charter so as to affect adversely the powers, preferences or rights of the holders of our Series E Preferred Stock, except where each share of Series E Preferred Stock remains outstanding without a material change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, privileges, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of our Series E Preferred Stock; or

o authorize any class of stock ranking prior to our Series E Preferred Stock with respect to dividends or distribution of assets upon our liquidation, dissolution or winding up.

However, we may create additional classes of stock, increase the authorized number of shares, and issue additional series of stock which rank pari passu or junior to our Series E Preferred Stock without the consent of any holder of our Series E Preferred Stock or Voting Preferred Stock.

Conversion

     Our Series E Preferred Stock are not convertible into or exchangeable for any other of our property or securities.

Restrictions on Ownership

     In order to maintain its qualification as a REIT, our Charter imposes limitations on the number of shares of capital stock, including our Series E Preferred Stock, that may be owned by any single person or affiliated group. In order for us to qualify as a REIT under the Internal Revenue Code not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year) and the capital stock also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In part because our management currently believes it is essential for us to maintain our status as a REIT, the provisions of our Charter with respect to our Excess Stock contain restrictions on the acquisition of our capital stock intended to ensure compliance with these requirements.

     Our Charter provides that, subject to certain specified exceptions, no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the ownership limit, which is equal to 8% (18% in the case of certain of our stockholders) of any class of our capital stock (calculated based on the lower of outstanding shares, voting power or value). In the event of a purported transfer or other event that would, if effective, result in the ownership of shares of stock in violation of the ownership limit, such transfer or other event with respect to that number of shares that would be owned by the transferee in excess of the ownership limit would be deemed void ab initio and the intended transferee would acquire no rights in such shares of stock. Such shares of stock would automatically be converted into shares of our Excess Stock according to rules set forth in our Charter, to the extent necessary to ensure that the purported transfer or other event does not result in ownership of shares of stock in violation of the ownership limit. Our Board of Directors may exempt a person from the ownership limit if they receive a ruling from the IRS or an opinion of tax counsel that such ownership will not jeopardize our status as a REIT. Our stock that is held by a "qualified trust" within the meaning of Section 856(h)(3) of the Internal Revenue Code is treated as held proportionately by the beneficiaries of such trust. We have agreed to waive our charter provisions such that the Telephone Real Estate Equity Trust may acquire up to 11% of our capital stock, provided that it remains treated as a "qualified trust," but will become subject to the 8% limitation if it fails to be so treated.

     Upon a purported transfer or other event that results in either our Excess Common Stock or our Excess Preferred Stock (collectively, "Excess Stock"), our Excess Stock will be deemed to have been transferred to a trustee to be held in trust for the exclusive benefit of a qualifying charitable organization designated by us. Such of our Excess Stock will be our issued and outstanding stock, and it will be entitled to dividends equal to any dividends which are declared and paid on such stock. Any dividend or distribution paid prior to the discovery by us that stock has been converted into our Excess Stock is to be repaid upon demand. The recipient of such dividend will be personally liable to the trust. Any dividend or distribution declared but unpaid will be rescinded as void ab initio with respect to such shares of stock and will automatically be deemed to have been declared and paid with respect to the shares of our Excess Stock into which such shares were converted. Such of our Excess Stock will also be entitled to such voting rights as are ascribed to the stock from which such shares of our Excess Stock were converted. Any voting rights exercised prior to discovery by us that shares of stock were converted to our Excess Stock will be rescinded and recast as determined by the trustee.

     While our Excess Stock is held in trust, an interest in that trust may be transferred by the purported transferee, or other purported holder with respect to such of our Excess Stock only to a person whose ownership of the shares of stock would not violate the ownership limit, at which time the our Excess Stock will be automatically exchanged for the same number of shares of stock of the same type and class as the shares of stock for which our Excess Stock was originally exchanged.

     Our Charter contains provisions that are designed to ensure that the purported transferee or other purported holder of our Excess Stock may not receive in return for such a transfer an amount that reflects any appreciation in the shares of stock for which such of our Excess Stock was exchanged during the period that such of our Excess Stock was outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid over to the trust. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any of our Excess Stock may be deemed, at our option, to have acted as an agent on behalf of the trust in acquiring or holding such of our Excess Stock and to hold such of our Excess Stock on behalf of the trust.

     Our Charter further provides that we may purchase, for a period of 90 days during the time our Excess Stock is held by the trustee in trust, all or any portion of our Excess Stock from the original transferee-stockholder at the lesser of the price paid for the stock by the purported transferee (or if no notice of such purchase price is given, at a price to be determined by our Board of Directors, in its sole discretion, but not lower than the lowest market price of such stock at any time prior to the date we exercises our purchase option) and the closing market price for the stock on the date we exercises our option to purchase. The 90-day period begins on the date of the violative transfer or other event if the original transferee-stockholder gives notice to us of the transfer or (if no notice is given) the date our Board of Directors determines that a violative transfer or other event has been made.

     Our Charter further provides that in the event of a purported issuance or transfer that would, if effective, result in our being beneficially owned by fewer than 100 persons, such issuance or transfer would be deemed null and void ab initio, and the intended transferee would acquire no rights to the stock.

     All certificates representing shares of any class of our stock bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such other percentage as may be required by the Internal Revenue Code or regulations promulgated thereunder) of the outstanding stock must file an affidavit with us containing the information specified in our Charter before January 30 of each year. In addition, each stockholder shall, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as our Board of Directors deems necessary to comply with the provisions of our Charter or the Internal Revenue Code applicable to a REIT.

     The Excess Stock provision will not be removed automatically even if the REIT provisions of the Internal Revenue Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving our status as a REIT, the ownership limit may have the effect of precluding an acquisition of control of us without the approval of our Board of Directors.

     Beneficial interests in the Common Stock of SPG Realty Consultants, Inc. are not certificated and are not separately transferable from our Equity Stock.

                                  LEGAL MATTERS

     Willkie Farr & Gallagher, New York, New York will give its opinion that the shares offered in this prospectus have been, or will be upon exercise of the warrants, validly issued and are, or will be upon exercise of the warrants, fully paid and non-assessable.

                                     EXPERTS

     The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

        ----------------------------------------------------------------
   NO DEALER, SALES REPRESENTATIVE OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN
 THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT
    BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO
      BUY ANY OF THE SECURITIES OTHER THAN THE PREFERRED STOCK TO WHICH IT RELATES, OR AN OFFER OR SOLICITATION TO ANY PERSON IN ANY JURISDICTION WHERE
    SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE
                                THE DATE HEREOF.

                              ---------------------
                                TABLE OF CONTENTS

        Prospectus Summary....................................... 2

        About Simon Property Group, Inc.......................... 3

        Ratio of Earnings to Fixed Charges and
          Preferred Stock Dividends.............................. 4

        Where You Can Find More Information...................... 4

        Use of Proceeds.......................................... 5

        Selling Stockholders..................................... 5

        Plan of Distribution..................................... 6

        Description of Securities to be Registered............... 8

        Legal Matters............................................14

        Experts..................................................14

        ----------------------------------------------------------------


    1,000,000 Shares of 8.00% Series E Cumulative Redeemable Preferred Stock

                           SIMON PROPERTY GROUP, INC.
                             ----------------------

                                   PROSPECTUS
                              ---------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered which will be paid solely by the Company. All the amounts shown are estimates, except the Commission registration fee:

         Registration Fee..............................  $ 6,600

         Legal Fees and Expenses.......................   20,000

         Accounting Fees and Expenses..................   20,000

         Miscellaneous Expenses........................    3,400

                  Total................................  $50,000
                                                         =======

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's by-law, agreement, vote or otherwise.

     In accordance with Section 145 of the DGCL, Article VI of the Company's Restated Certificate of Incorporation (the "Company's Charter") and Article VIII of the Company's By-laws provide that the Company, as applicable, shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Company, as applicable, or is or was serving at the request of the Company, as applicable, as a director, officer, trustee or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, as applicable, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provided by the Company's Charter and the Company's By-laws shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any other contract or agreement between the Company, as applicable, and any officer, director, employee or agent of the Company, as applicable. Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Company, as applicable) or may (in the case of any action, suit or proceeding against an employee or agent) be paid by the Company, as applicable, in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors of the Company, as applicable, upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Article Sixth, Paragraph 4(d) of the Company Charter and Section 8.02 of the Company's By-laws provide, that neither the amendment or repeal of, nor the adoption of any provision inconsistent with, the above-referenced provisions of the Company's Charter or the Company's By-laws, and shall eliminate or reduce the effect of such provisions in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to such provisions if any such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted. Article Sixth, Paragraph (4)(e) of the Company's Charter provides that a director of the Company shall not be personally liable to the Company or their stockholders, as applicable, for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or their stockholders, as applicable, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company, as applicable, shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Item 16.  Exhibits.

         5.1    Opinion of Willkie Farr & Gallagher (to be filed by amendment)

         12.1 Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends

         23.1   Consent of Willkie Farr & Gallagher (included in Exhibit 5.1)

         23.2   Consent of Arthur Andersen LLP.

         24.1   Powers of Attorney (contained in the signature pages hereto)

         -------------


Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 30th day of December, 1999.



                                        SIMON PROPERTY GROUP, INC.



                                        By: /s/ David Simon
                                            ------------------------------
                                            David Simon
                                            Chief Executive Officer



                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes David Simon, Stephen E. Sterrett, James R. Giuliano III and John Dahl, or any of them, each with full power of substitution, to execute in the name and on behalf of such person any amendment to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints David Simon, Stephen E. Sterrett, James R. Giuliano III and John Dahl, or any of them, each with full power of substitution, attorney-in-fact to sign any amendment to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith.

         Signature              Title   Date


/s/ David Simon
----------------------------   Chief Executive Officer and    December 30, 1999
        David Simon            Director


/s/ Herbert Simon
----------------------------   Co-Chairman of the Board of    December 30, 1999
       Herbert Simon           Directors


/s/ Melvin Simon
----------------------------   Co-Chairman of the Board of    December 30, 1999
        Melvin Simon           Directors


/s/ Hans C. Mautner
----------------------------   Vice Chairman of the Board of  December 30, 1999
      Hans C. Mautner          Directors

/s/ Richard S. Sokolov
----------------------------   President, Chief Operating     December 30, 1999
      Richard Sokolov          Officer and Director



----------------------------   Director                       December __, 1999
    Robert E. Angelica


/s/ Birch Bayh
----------------------------   Director                       December 30, 1999
        Birch Bayh



----------------------------   Director                       December __, 1999
     G. William Miller



----------------------------   Director                       December __, 1999
     Fredrick W. Petri



----------------------------   Director                       December __, 1999
    J. Albert Smith, Jr.



----------------------------   Director                       December __, 1999
  Pieter S. van den Berg



----------------------------   Director                       December __, 1999
      Philip J. Ward


/s/ M. Denise DeBartolo York
----------------------------   Director                       December 30, 1999
  M. Denise DeBartolo York


/s/ John Dahl
----------------------------   Principal Accounting Officer   December 30, 1999
         John Dahl



Principal Financial Officers:


/s/ Stephen E. Sterrett
----------------------------   Treasurer                      December 30, 1999
     Stephen E. Sterrett


/s/ James R. Giuliano III
----------------------------   Senior Vice President          December 30, 1999
    James R. Giuliano III

   Exhibit                  Exhibit Index
    Number
   -------
     5.1        Opinion of Willkie Farr & Gallagher (to be filed by amendment)
     12.1       Computation of Ratio of Earnings to Fixed Charges
                  and Preferred Stock Dividends
     23.1       Consent of Willkie Farr & Gallagher (included in Exhibit 5.1)
     23.2       Consent of Arthur Andersen LLP
     24.1       Power of Attorney (contained in the signature pages hereto)

----------------